                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, made this __ day of August, 2000, between the Munder @Vantage Fund (the "Fund"), and Munder Capital Management (the "Advisor"), a Delaware partnership.

     WHEREAS, the Fund is Delaware business trust authorized to issue shares and is registered as a closed-end, interval-type, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Fund wishes to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to furnish such services to the Fund;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund and the Advisor as follows:

1.  APPOINTMENT

     (a) The Fund hereby appoints the Advisor to act as investment advisor to the Fund for the periods and on the terms set forth herein. The Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

     (b) In the event that the Fund establishes one or more portfolios other than the Fund listed on Schedule A attached hereto, with respect to which it desires to retain the Advisor to act as investment advisor hereunder, it shall notify the Advisor in writing. If the Advisor is willing to render such services under this Agreement it shall notify the Fund in writing whereupon such portfolio shall become another portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Fund except to the extent that said provisions (including those relating to the compensation payable to the Advisor) are modified with respect to such new portfolio in writing by the Fund and the Advisor at the that time.

2.  SERVICES AS INVESTMENT ADVISOR

     Subject to the general supervision and direction of the Board of Trustees of the Fund, the Advisor will (a) provide overall management to the Fund in accordance with its investment objective and policies as stated in the Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for the Fund; (c) oversee the placement of purchase and sale orders on behalf of the Fund; (d) employ professional portfolio managers and securities analysts to provide research services to the Fund; (e) maintain books and records with respect to the Fund's securities transactions; and (f) provide periodic and special reports to the Board of Trustees of the Fund, as requested. In providing those services, the Advisor will provide the Fund with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Advisor will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     The Advisor further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder and under the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Trustees;

     (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     (c) maintain books and records with respect to each Fund's securities transactions, render to the Board of Trustees of the Fund such periodic and special reports as the Board may reasonably request, and keep the Trustees informed of developments materially affecting the Fund's portfolio;

     (d) make available to the Fund's administrator and the Fund, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the administrator and the Fund in their compliance with applicable laws and regulations. The Advisor will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request; and

     (e) immediately notify the Fund in the event that the Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Advisor further agrees to notify the Fund immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Fund's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.  DOCUMENTS

     The Fund has delivered properly certified or authenticated copies of each of the following documents to the Advisor and will deliver to it all future amendments and supplements thereto, if any:

     (a) certified resolution of the Board of Trustees of the Fund authorizing the appointment of the Advisor and approving the form of this Agreement;

     (b) the Registration Statement describing the Fund as filed with the Securities and Exchange Commission and any amendments thereto; and

     (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

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

4.  BROKERAGE

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which the Advisor or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Fund that the Advisor have access to supplemental investment and market research and security and economic analysis provided by brokers-dealers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Advisor may cause the Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in relation the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Advisor to the Fund. It is understood that the services provided by such brokers may be useful to the Advisor in connection with the Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

5.  RECORDS

     The Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Funds by the 1940 Act. The Advisor further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

6.  STANDARD OF CARE

     The Advisor shall exercise its best judgment in rendering the services under this Agreement. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a shareholder of the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Advisor against any liability to the Fund or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Advisor" shall include any officers, Trustees, employees, or other affiliates of the Advisor performing services with respect to the Fund.

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

7.  COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Advisor a fee as set forth on Schedule B attached hereto. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Advisor, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

8.  EXPENSES

     The Advisor will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any, fees of Trustees of the Fund who are not officers, Trustees or employees of the Advisor; Securities and Exchange Commission fees and state blue sky fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers of Board of Trustees of the Fund; and any extraordinary expenses.

9.  SERVICES TO OTHER COMPANIES OR ACCOUNTS

     The investment advisory services of the Advisor to the Fund under this Agreement are not to be deemed exclusive, and the Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar to those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby.

10.  DURATION AND TERMINATION

     This Agreement shall become effective on the date of this Agreement provided that with respect to the Fund, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the Board of Trustees of the Fund, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval and (b) by vote of a majority of the Fund's outstanding voting securities and shall continue in effect with respect to the Fund, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Fund or
(ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund, without penalty, on sixty
(60) days' written notice by the Board of Trustees of the Fund or by vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the Fund or upon ninety (90) days' written notice by the Advisor. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

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

11.  AMENDMENT

     No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees of the Fund, including a majority of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.  USE OF NAME

     It is understood that the name of Munder Capital Management or any derivative thereof or logo associated with that name is the valuable property of the Advisor and its affiliates, and that the Fund have the right to use such name (or derivable or logo) only so long as this Agreement shall continue. Upon termination of this Agreement, or upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivable or logo) and the Fund shall promptly amend its Declaration of Trust to change the Fund name to comply herewith.

     The words "Munder @Vantage Fund" and "Trustees" or "Board of Trustees" used herein refer respectively to the Fund created and the Trustees, as trustees of the Fund but not individually or personally acting from time to time under a Declaration of Trust dated May 9, 2000, as amended, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of State of Delaware and at the principal office of the Fund. The obligations of "Munder @Vantage Fund" entered into the name or on behalf thereof by any of the Trustees, officers, representatives or agents of the Fund are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Fund's Property, and all persons dealing with any class of shares of the Fund must look solely to the Fund's Property belonging to such class for the enforcement of any claims against the Fund.

13.  MISCELLANEOUS

     (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     (b) Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

     (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

     (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     (f) Notices of any kind to be given to the Advisor by the Fund shall be in writing and shall be duly given if mailed or delivered to the Advisor at 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Advisor to the Fund. Notices of any kind to be given to the Fund by the Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such the address to such individual as shall be specified by the Fund to the Advisor.

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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                                    MUNDER @VANTAGE FUND


                                    By:
                                       ----------------------


                                    MUNDER CAPITAL MANAGEMENT

                                    By:
                                       ----------------------

                                   SCHEDULE A

Munder @Vantage Fund

                                   SCHEDULE B


                                        ANNUAL FEES (AS A PERCENTAGE OF AVERAGE
                                        DAILY NET ASSETS)

Munder @Vantage Fund                    2.00%






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